Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX CORPORATION ANNOUNCES
STOCK REPURCHASE PROGRAM

FREMONT, CA June 23, 2014 -SYNNEX Corporation (NYSE: SNX) today announced that its Board of Directors approved an anti-dilution share repurchase program under which it will begin purchasing up to $100 million of its Common Stock over a period of up to three years for the purpose of mitigating or reducing the dilution resulting from the various employee stock incentive and employee stock purchase programs. Any stock repurchases may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and global business services. Founded in 1980, SYNNEX employs approximately 49,000 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding SYNNEX’ stock repurchase program. These statements involve risks and uncertainties, including, but not limited to, that SYNNEX may not successfully repurchase stock under its stock repurchase program. For a detailed discussion of other risks and uncertainties see SYNNEX’ Form 10-Q for the fiscal quarter ended February 28, 2014 and from time to time in its SEC filings. Statements included in this report are based upon information known to SYNNEX as of the date of this report, and SYNNEX assumes no obligation to update information contained in this press release.

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